ASSIGNMENT, ASSUMPTION, RENEWAL, AND MODIFICATION AGREEMENT
              BETWEEN XEROX IMAGING SYSTEMS, INC., SCANSOFT, INC.,
                     AND TECH DATA PRODUCT MANAGEMENT, INC.


THIS ASSIGNMENT. ASSUMPTION, RENEWAL AND MODIFICATION AGREEMENT (hereinafter the "Assignment) by and between XEROX IMAGING SYSTEMS, INC., a Delaware corporation, (hereinafter the "Xerox") with its principal corporate address at 9 Centennial Drive, Peabody, Massachusetts 01960, SCANSOFT, INC., a DELAWARE corporation. (hereinafter the "ScanSoft") with its principal corporation, address at 9 Centennial Drive, Peabody, Massachusetts 01960 and TECH DATA PRODUCT MANAGEMENT, INC., a Florida corporation (hereinafter the Distributor) with its principal corporate address at 5350 Tech Data Drive, Clearwater, Florida 34620.


                                    RECITALS

     A. Xerox and Tech Data Corporation entered into a Software Distribution Agreement on August 26, 1995, a copy of which is attached as Exhibit A, which was assigned to Distributor an January 1, 1997 (the "Distribution Agreement").

     B.   ScanSoft is a wholly owned subsidiary of Xerox.

     C. Xerox desires to assign all of its rights, title, interest and obligations In the Distribution Agreement to ScanSoft and ScanSoft desires to assume all of the rights, title, interest and obligations from Xerox and to modify the Distribution Agreement at provided in this Assignment.

     D. As consideration for Distributor's agreeing to assign the Distribution Agreement. Distributor is requiring Xerox to guarantee the performance of ScanSoft under the Distribution Agreement, and Xerox has agreed to guarantee said performance.

     E. Distributor is willing to consent to the Assignment by Xerox and the assumption by ScanSoft and modify the Distribution Agreement pursuant to the terms this Assignment.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the Recitals, the mutual convenants contained herein and other good and valuable consideration, the parties agree as follows:

     1.   RECITALS:
          --------

          The Recitals are true and correct and are hereby incorporated into this Assignment.

     2.   ASSIGNMENT:
          ----------

          Xerox does hereby sell, assign, and transfer to ScanSoft all of Xerox's rights, title, interest and obligations In and to the Distribution Agreement and ScanSoft hereby assumes all of the rights, title, interest and obligations under the Distribution Agreement.

     3.   PAYABLE:
          -------

          Xerox and ScanSoft hereby direct Distributor to make payment of all outstanding amounts due to ScanSoft, Inc., g Centennial Drive. Peabody. MA 01960 subject to any offsets, credits or other amounts due to Distributor from Xerox or ScanSoft.

     4.   RENEWAL:
          -------

          This Assignment renews and brings current the Distribution Agreement dated August 26. 1995 which shall remain in full force and effect as amended and modified herein.

     5.   MODIFICATION:
          ------------

          Pursuant to this Assignment, the Distribution Agreement is hereby amended and modified as follows:

          a. All references to Xerox Imaging Systems, Inc. ("XEROX IMAGING) in the Distribution Agreement shall be construed to be a reference to ScanSoft, Inc. ("ScanSoft");

          b. Section 1.1 of the Distribution Agreement Is hereby revised in its entirety to read as follows:

                  TERM OF THE AGREEMENT The term of this Agreement shall commence on August 26, 1995 and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year from Effective Date, and will automatically renew for successive one (1) year terms unless prior written notification of termination Is delivered by one of the parties to the other in accordance with the notice provision of this Agreement.

          c. Section 1.4 Is hereby added to read as follows:

             1.4 APPOINTMENT AS DISTRIBUTOR. ScanSoft hereby grants to Tech Data the non-exclusive right to distribute Products within the Territory during the term of this Agreement. This Agreement does not grant ScanSoft or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other vendors or customers or competing Products. Tech Data will use commercially reasonable efforts to promote sales of the Products. ScanSoft agrees that Tech Date may obtain Products in accordance with this Agreement for the benefit of its parent, affiliates and subsidiaries of Tech Data. Said parent, affiliates and subsidiaries of Tech Data shall be entitled to order Products directly from ScanSoft pursuant to this Agreement.

          d. The second paragraph of Section 3.8 of the Distribution Agreement is hereby revised in its entirety to read as follows:

                  In addition. Tech Data shall have the right to return for Return Credit, without limitation as to the dollar amount, all Products that become obsolete or ScanSoft discontinues or are removed from ScanSoft's current price list; provided Tech Data returns such Products within sixty (60) days after Tech Data receives written notice from ScanSoft that such Products are obsolete, superseded by a newer version, discontinued or are removed from ScanSoft's price list. Tech Data shall also be entitled to return any such obsolete or discontinued Products to ScanSoft which are returned to Tech Data by its Customers within one-hundred-eighty (180) days of receipt of ScanSoft's written notice.

          e. Section 5.5 of the Distribution Agreement is hereby revised in its entirety to read as follows:

                  PRICE DECREASES ScanSoft shell have the right to decrease prices from time to time, upon prior written notice to Tech Data. ScanSoft shall grant to Tech Data, its parent, affiliates and subsidiaries and Tech Data's Customers s price credit for the full amount of any ScanSoft price decrease on all Products on order. In transit and In their Inventory on the effective date of such price decrease. Tech Data shall, within sixty (60) days after receiving written notice of the effective date of the price decrease, provide a list of all Products for which they claim a credit, and within one-hundred-twenty (120) days, will provide a list of all Products which its Customer, claim price protection credits.
                  ScanSoft shall have the right to a reasonable audit at ScanSoft's expense.

          f. Section 6.4 of the Distribution Agreement is hereby revised in its entirety to read as follows;

                  REPURCHASE OF PRODUCTS UPON TERMINATION OR EXPIRATION. Upon the effective date of termination or expiration of this Agreement for any reason, ScanSoft agrees to repurchase all Products in Tech Data's inventory (the value of which may not exceed the dollar volume of purchases during the previous one-hundred-eighty (180) days) and Products which are returned to Tech Data by its Customers within one hundred eighty (180) days following the effective date of termination or expiration. ScanSoft will repurchase such Products at the original purchase price, less any deductions for price protection. The repurchase price shall not be reduced by any deductions or offsets for early pay or prepay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data. Within sixty (60) days following the effective date of termination or expiration, Tech Data shall return to ScanSoft for repurchase all Product held in Tech Data's inventory as of the effective date of termination or expiration. Additional returns shall be sent at reasonable intervals thereafter, provided all returns of Product by Tech Data under this Section 7.3 shall be shipped within one hundred eighty five (185) days following the effective date of termination or expiration. ScanSoft will issue an RMA to Tech Data for all such Products; provided, however, that ScanSoft shall accept returned Products in accordance with this Section absent an RMA if ScanSoft fails to issue said RMA within five (5) business days of Tech Data's request. ScanSoft shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, ScanSoft shall remit in the form of a check to Tech Data the excess within ten (10) business days of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

          g. Section 7.7 of the Distribution Agreement is hereby revised in its entirety to read as follows:

             7.7 Notices. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when actually delivered by hand, by telecopier, via overnight courier or when mailed by registered or certified mall, return receipt requested, postage prepaid. and addressed as follows:

                  IN THE CASE OF SCANSOFT:  IN THE CASE OF TECH DATA:
                  ---------------------------------------------------
                  ScanSoft, Inc.            Tech Data Product Management, Inc.
                  9 Centennial Drive        5350 Tech Data Drive
                  Peabody, MA 01960         Clearwater, FL 34620
                  Attn:  Tom D'Errico       Attn: Tamra Muir
                  Contracts Manager         Vice President of Marketing
                                               Operations
                                            cc: Contracts Administration

                  Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

8.       GUARANTEE.
         ---------

         Xerox hereby gives Distributor its continuing, absolute and unconditional guaranty of the payment In full when due, by acceleration or otherwise, of all of payment obligations under the Distribution Agreement, and the performance of any and all present or future obligations of ScanSoft to Distributor to the same extent as if Xerox were the principal obilgor of such obligations. Xerox agrees to so pay and perform in accordance with the terms of the Distribution Agreement without requiring Distributor to exercise, pursue or enforce any right or remedy Distributor has against ScanSoft, it being the intention hereof that Xerox pay or perform as a primary obligation directly from Xerox to Distributor all obligations which ScanSoft shall fail to faithfully and properly pay or perform when due. Notwithstanding any implication to the contrary herein. Xerox shall have all of ScanSoft's defenses to, and all of ScanSoft's rights of set-off with respect to, any claim made or action brought by Distributor with respect to the Distribution Agreement and this AssIgnment. Xerox's obligations hereunder are binding upon Xerox and Xerox's successor, and assigns and shall inure to the benefit of Distributor's successors and assigns. All of Distributors rights and remedies hereunder are cumulative and not alternative. Xerox hereby represents and warrants that the modifications to the Distribution Agreement set forth herein will be to the direct benefit of Xerox; and that the person executing this Assignment on behalf of Xerox is duly authorized and has the power and authority to bind Xerox under this Assignment.

7.       CONSENT TO ASSIGN:
         -----------------

         Distributor hereby consents to the assignment of the Distribution Agreement pursuant to the terms and conditions of this Assignment.

8.       RATIFICATION:
         ------------

         Except as modified by this Assignment. the parties hereby ratify and confirm all terms and conditions of the Distribution Agreement.

9.       MISCELLANEOUS:
         -------------

         This Assignment, including any Exhibits and documents referred to in this Assignment or attached hereto, constitutes the entire and exclusive statement of agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Assignment which are not fully expressed herein.


     IN WITNESS WHEREOF. each party has signed this Assignment on the day and year written below and shall be effective upon signing by Distributor.

"ASSIGNOR"                                      "ASSIGNEE"
XEROX IMAGING SYSTEMS, INC.                     SCANSOFT, INC.
a Delaware corporation                          a DELAWARE corporation


By: /S/ MICHAEL K. TIVNAN                       By: /S/ WAYNE CRANDALL
   -----------------------------------             -----------------------------
Printed Name:   Michael K. Tivnan               Printed Name:  Wayne Crandall
Title:  General Manager                         Title:   VP Sales
Date:  6/18/97                                  Date: 6/18/97




"DISTRIBUTOR"
TECH DATA PRODUCT MANAGEMENT. INC.
a Florida corporation

By: /S/ PEGGY CALDWELL   JULY 1, 1997
   ----------------------------------
Printed Name: PEGGY K. CALDWELL
Title: SENIOR VICE PRESIDENT MARKETING